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                                                                     EXHIBIT 2

                              AFFILIATE AGREEMENT

WSMP, Inc.
1 WSMP Drive
P.O. Box 399
Claremont, NC 28610
Attention: Mr. David R. Clark

Ladies and Gentlemen:

     This letter is being delivered to you as contemplated by Section 6.11 of that certain Agreement and Plan of Merger among WSMP, Inc. ("WSMP"), Sagebrush, Inc. ("Sagebrush"), WSMP Acquisition, Inc. ("Sub") and Messrs. L. Dent Miller and Charles F. Connor, Jr. (the "Merger Agreement"). The undersigned is a shareholder of Sagebrush and will acquire shares of common stock, no par value, of WSMP ("WSMP Stock") in the merger contemplated by the Agreement (the "Merger"). Subject to the terms and conditions of the Merger Agreement, each shareholder of Sagebrush will receive in the Merger 0.3214 shares of WSMP Stock (subject to adjustment as provided in the Merger Agreement) for each share of issued and outstanding common stock, no par value, of Sagebrush ("Sagebrush Stock"). This Affiliate Agreement evidences certain rights and obligations of the undersigned and of WSMP relative to the WSMP Stock to be received by the undersigned in the Merger (the "WSMP Shares").

     In consideration of the Merger and of the mutual covenants contained herein, the undersigned and WSMP hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that he may be deemed to be an "affiliate" of Sagebrush within the meaning of Rule 144(a)(1), and an "underwriter" within the meaning of Rule 145(c), promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"); and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2. Certain Restrictions. The undersigned represents and warrants to, and covenants with, WSMP as follows:

          (a) Because the distribution by the undersigned of the WSMP Shares has not been registered under the Securities Act, the undersigned will not sell, exchange, pledge, hypothecate or otherwise transfer or dispose of, in whole or in part ("Transfer"), the WSMP Shares except as permitted by the terms and conditions of this Affiliate Agreement. Without limiting the generality of the foregoing, the undersigned will not Transfer WSMP Shares except in compliance with the legend placed on the certificate(s) representing such shares pursuant to subparagraph (a) of paragraph 3 of this Affiliate Agreement.

          (b) The undersigned is aware that WSMP intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code (the "Code") for federal income tax purposes, and the undersigned agrees to treat the transaction in the same manner. The undersigned acknowledges that
     Section 1.368-1(b) of the regulations under the Code requires "continuity of interest" in order for the Merger to be treated as tax-free under
     Section 368 of the Code and that this requirement will be satisfied if, taking into account all those Sagebrush shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares and who dissent from the Merger, there is no plan or intention on the part of the Sagebrush shareholders to Transfer the WSMP Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the Sagebrush Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to Transfer a number of WSMP Shares that would cause the foregoing requirement not to be satisfied.

          (c) The undersigned will not Transfer or otherwise reduce his risk relative to the WSMP Shares until such time after the consummation of the Merger as financial results covering at least 30 days (or

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     28 days if, in the judgment of Deloitte & Touche LLP, that will preserve
     "pooling-of-interest" accounting treatment of the Merger) of the combined operations of WSMP and Sagebrush have been (within the meaning of SEC Accounting Series Release No. 130, as amended) filed by WSMP with the SEC or published by WSMP in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of WSMP and Sagebrush. WSMP will make such filing or publication within 30 days following the conclusion of WSMP's first 28-day accounting period following the effective time and will notify the undersigned of the same promptly thereafter. The undersigned will not, during the 30-day period prior to the consummation of the Merger, Transfer or otherwise reduce the undersigned's risk relative to the WSMP Shares.

          (d) The undersigned has read the Merger Agreement and this Affiliate Agreement with care and has discussed the requirements of such documents and their impact upon his ability to Transfer the WSMP Shares, to the extent that he believes necessary, with legal counsel of his choosing.

     3. Certain Transfer Procedures. (a) WSMP will issue a "stop transfer" order with respect to the WSMP Shares to the transfer agent for the WSMP Stock and will cause the following legend to be placed on the certificate(s) representing the WSMP Shares at the original issuance of such shares (and on any substitute(s) therefor issued thereafter):

        THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. SUCH SHARES MAY BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ("TRANSFERRED") ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF A CERTAIN AFFILIATE AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THIS CORPORATION, A COPY OF WHICH IS AVAILABLE UPON WRITTEN REQUEST BY THE RECORD HOLDER DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE CORPORATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IF AND TO THE EXTENT THAT (1) THEY ARE REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS OR (2) THE CORPORATION HAS RECEIVED A WRITTEN LEGAL OPINION OF ITS COUNSEL OR OTHER ASSURANCE ACCEPTABLE TO THE CORPORATION IN ITS SOLE DISCRETION TO THE EFFECT THAT THE PROPOSED TRANSFER DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE SECURITIES LAWS.

     (b) Upon request by the undersigned, WSMP will cause the legend set forth in subparagraph (a) above to be removed by delivery of substitute certificates not bearing such legend and will rescind the "stop transfer" order referred to in subparagraph (a) if (i) one year shall have elapsed from the date that the undersigned became the beneficial owner of the WSMP Shares and the provisions of Rule 145(d)(2) are then applicable to the undersigned or (ii) two years shall have elapsed from the date that the undersigned became the beneficial owner of the WSMP Shares and the provisions of Rule 145(d)(3) are then applicable to the undersigned.

     4. Miscellaneous. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given if delivered personally or sent by facsimile transmission or by registered or certified mail (postage prepaid), addressed, if to WSMP, then to its Chief Financial Officer at its executive offices, and, if to the undersigned, then to the address last specified by the undersigned to WSMP. This Affiliate Agreement (a) is the complete agreement between WSMP and the undersigned concerning the subject matter hereof, except insofar as the Merger Agreement speaks to the registration of the WSMP Shares, (b) shall be governed by, and construed in accordance with, the laws of the State of North Carolina (without giving effect to principles of conflict of laws) and (c) may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall constitute one and the same agreement.

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     This Affiliate Agreement is executed as of January 29, 1998.

                                          Very truly yours,

                                          /s/ Charles F. Connor, Jr.
                                          --------------------------------------
                                          Name: Charles F. Connor, Jr.

Agreed:

WSMP, INC.

By: /s/ Matthew V. Hollifield
   ----------------------------------
    Name:  Matthew V. Hollifield
    Title: Vice President of Finance/
           Assistant Secretary


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